Exhibit 99.1

Aeluma Announces Second Quarter Fiscal 2026 Financial Results

●	Awarded NASA Contract for Quantum and RFSUNY Contract for Silicon Photonics Laser

●	Recently Appointed Senior Vice President of Business Development and Product to Drive Go-to-Market Plan

●	Cash and Cash Equivalents as of December 31, 2025 of $38.6 Million

GOLETA, CA – February 11, 2026 – Aeluma, Inc. (NASDAQ: ALMU) (“Aeluma” or the “Company”), a transformative semiconductor company specializing in high-performance and scalable technologies, today reported financial results for its second quarter of fiscal 2026 ended December 31, 2025.

Management Commentary

“The second quarter marked another big step forward for Aeluma as we gear up for commercialization,” said Jonathan Klamkin, Ph.D., Founder and CEO of Aeluma. “We ramped engagements across our target markets and increased visibility at a major industry conference. We are experiencing growing and sustained interest in Aeluma as our technology takes shape and market demand increases across mobile, data centers, and defense.”

“During the quarter, we continued to increase operations with foundry partners and are delighted with the performance, quality, and yield of wafers being tested at Aeluma’s facility,” Klamkin continued. “Relationships with customers and partners are strengthening, and we are fortunate that Bouch Nessar, our new Senior Vice President of Business Development and Product, has joined at this pivotal time to accelerate our go-to-market plan. Our IP portfolio also continues to expand, now counting 35 issued and pending patents, with our most recent application related to large-scale manufacturing of high-performance semiconductors.”

Klamkin concluded, “We are receiving increasing requests for price quotations and have begun taking sales orders. While these initial orders are relatively small in value, this marks an important milestone toward broader market adoption. As we move through fiscal 2026, we are intensely focused on commercialization and building long-term value.”

Recent Company Highlights

●	Growing Market Traction and Visibility: Increased engagement with customers, partners, and government agencies, reflecting rising awareness of Aeluma’s scalable semiconductor platform across mobile and consumer electronics, data centers and AI infrastructure, and defense.

●	Leadership and Team Expansion: Added experienced leadership and technical talent, including Bouchaib (Bouch) Nessar as Senior Vice President of Business Development and Product to drive go-to-market strategy, alongside other key hires in supply chain manufacturing, technology enablement, and engineering.

●	Expanded Engagements with Manufacturing Partners: Continuing to fabricate wafers with foundries to qualify Aeluma processes for key end markets. Strengthened relationships with manufacturing partners to accelerate transition to production.

●	Bolstered Wafer-Scale Test and Validation Capabilities: Following our November asset acquisition announcement, we installed and commissioned automated wafer probers and other equipment to accelerate testing of semiconductor photonic components. This will help qualify foundry manufacturing processes for key target markets.

●	Continued R&D Contracts Progress: Building on recently announced NASA contract for quantum, we received additional contract funding from RFSUNY aimed at integrating quantum dot lasers directly into the AIM Photonics 300mm silicon photonics platform. Also received several additional award notices, reinforcing customer confidence in Aeluma’s technology and supporting expectations for additional contracts this year.

●	Consortium Membership Expands Defense and Commercial Footprint: Admitted to MMEC consortium during the quarter, strengthening Aeluma’s position within the defense and commercial ecosystem and enhancing access to government and defense opportunities.

●	Industry Award Validation: Recipient of 2025 LEAP Award for Advanced Materials Innovation, recognizing Aeluma’s disruptive SWIR platform. Award highlights Aeluma’s competitive advantage in bridging high-performance sensing with scalable and mass-market semiconductor manufacturing.

●	Visibility and Marketing at SPIE Photonics West: Presented a breakthrough paper on scalable 200mm silicon integration for quantum photonics and hosted exhibition booth with strong customer and partner engagement.

●	Expanded Intellectual Property Portfolio: Increased total issued and pending patents to 35, with a recent filing focused on scalable, high-performance photonics for 3D imaging and data center applications.

Fiscal Q2 2026 Financial Results

●	Revenue was $1.3 million compared to $1.6 million in the second quarter of 2025, and $1.4 million in the first quarter of 2025. Revenue in the quarter was primarily from R&D contracts.

●	GAAP net loss was $1.9 million, or ($0.11) per basic and diluted share, compared to a net loss of $2.9 million, or ($0.24) per basic and diluted share, for the same period last year and net loss of $1.5 million, or ($0.09) per basic and diluted share, in the prior quarter. GAAP net loss increased from the prior quarter primarily due to higher salaries, stock-based compensation and employee benefits driven by new employees hires to support the expansion of the business and scaling of operations.

●	Adjusted EBITDA loss was $917 thousand, compared to a gain of $647 thousand in the same period last year, and a loss of $450 thousand in the prior quarter. Adjusted EBITDA loss increased year over year and quarter over quarter primarily due to higher salaries, stock-based compensation and employee benefits driven by new employees hires.

●	Cash and cash equivalents totaled $38.6 million at December 31, 2025, compared to $15.7 million at June 30, 2025.

Fiscal Year 2026 Guidance and Strategic Priorities

For the full fiscal year of 2026, based on current and anticipated market conditions, Aeluma continues to expect revenue in a range of $4.0 million to $6.0 million. The following reaffirms the Company’s strategic priorities for 2026:

●	New Contract Wins: Three to seven new development contracts, which provide non-dilutive funding for R&D investments and the growth of partnership opportunities.

●	Team Expansion: Growth of our business development and go-to-market team, technical leadership and staff, and operations team.

●	Enhanced Manufacturing Readiness: Increased outsourced wafer manufacturing productivity. Expanded test and validation capabilities, technology qualification for targeted industries, and supply chain partnerships.

●	Go-to-Market Traction: Product roadmap being driven by continued progress in target commercial markets across mobile and consumer electronics, photonics for AI infrastructure, and defense and aerospace.

Conference Call and Webcast

Aeluma will host a conference call at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on February 11, 2026, to discuss the Company’s financial results and business outlook. Interested participants may access the conference the call by dialing (877) 317-6789 (domestic) or (412) 317-6789 (international) and referencing “Aeluma.”

A live webcast of the call will be available on the “Investors” section of Aeluma’s website and can also be accessed by clicking

https://event.choruscall.com/mediaframe/webcast.html?webcastid=MTk9Bf6L. A replay of the conference call will be available on Aeluma’s website shortly after the call concludes.

Note about Non-GAAP Financial Measures

This press release includes and makes reference to certain non-GAAP financial measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Aeluma believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Aeluma believes that these non-GAAP financial measures provide additional insight into Aeluma’s ongoing performance and core operational activities and has chosen to provide these measures for more consistent and meaningful comparison between periods. These measures should only be used to evaluate Aeluma’s results of operations in conjunction with the corresponding GAAP measures. The non-GAAP results exclude the effect of stock-based compensation, depreciation and amortization.

This press release includes non-GAAP financial measures, including:

●	Non-GAAP net income (loss), which is defined as GAAP net income (loss) plus stock-based compensation expenses, amortization of discount on convertible notes, and changes in fair value of derivative liabilities; and

●	Adjusted EBITDA, defined as non-GAAP net income (loss) plus depreciation and amortization expenses, less interest income.

A reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this press release.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the Company’s expectations regarding its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on the Company’s current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

About Aeluma, Inc.

Aeluma (NASDAQ: ALMU) is a transformative semiconductor company specializing in high-performance photonic and electronic technologies that scale. The company’s proprietary platform combines compound semiconductors with scalable manufacturing used for mass market microelectronics to enable volume production and large-scale integration. Applications for Aeluma’s technology include mobile, AI, defense and aerospace, robotics, automotive, AR/VR, and quantum. Headquartered in Goleta, California, Aeluma operates state-of-the-art R&D and manufacturing capabilities for semiconductor wafer production, quick-turn chip fabrication, rapid prototyping, test and validation. Aeluma also partners with production-scale fabrication foundries, packaging, and integration companies. For more information, visit www.aeluma.com.

Company:

Aeluma, Inc.

(805) 351-2707

info@aeluma.com

Investor Contact:

Financial Profiles, Inc.

Moira Conlon & Alex Villalta

(310) 622-8227

ir@aeluma.com

Aeluma, Inc. and Subsidiary

Condensed Consolidated Balance Sheets

($ in thousands)	December 31, 2025 (unaudited)	June 30, 2025
Assets
Current assets:
Cash and cash equivalents	$38,572	$3,628
Certificate of deposit	-	12,112
Accounts receivable	1,000	962
Prepaids and other current assets	691	633
Total current assets	40,263	17,335
Property and equipment:
Equipment	1,933	1,692
Leasehold improvements	547	547
Accumulated depreciation	(1,229)	(1,021)
Property and equipment, net	1,251	1,218
Right of use asset - operating	1,033	836
Other assets	23	17
Total assets	$42,570	$19,406

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$184	$361
Accrued expenses and other current liabilities	449	206
Lease liability - operating, current portion	192	138
Total current liabilities	825	705
Lease liability - operating, long-term portion	942	803
Total liabilities	1,767	1,508
Commitments and contingencies	-	-
Stockholders’ equity:
Preferred stock	-	-
Common stock	2	2
Additional paid-in capital	60,793	34,542
Accumulated deficit	(19,992)	(16,646)
Total stockholders’ equity	40,803	17,898
Total liabilities and stockholders’ equity	$42,570	$19,406

Aeluma, Inc. and Subsidiary

Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended			Six Months Ended
($ in thousands, except per share data)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Revenue	$1,272	$1,385	$1,612	$2,657	$2,093
Operating expenses:
Cost of goods sold	919	701	584	1,620	899
Research and development	906	606	268	1,512	669
General and administrative	1,528	1,686	371	3,214	867
Total operating expenses	3,353	2,993	1,223	6,346	2,435
Income (loss) from operations	(2,081)	(1,608)	389	(3,689)	(342)
Other income (expense):
Interest income	228	115	-	343	-
Amortization of discount on convertible notes	-	-	(283)	-	(428)
Changes in fair value of derivative liabilities	-	-	(3,001)	-	(2,855)
Total other income (expense), net	228	115	(3,284)	343	(3,283)
Loss before income tax expense	(1,853)	(1,493)	(2,895)	(3,346)	(3,625)
Income tax expense	-	-	-	-	-
Net loss	$(1,853)	$(1,493)	$(2,895)	$(3,346)	$(3,625)
Net loss per share – basic and diluted	$(0.11)	$(0.09)	$(0.24)	$(0.20)	$(0.30)
Weighted average common shares outstanding – basic and diluted	17,875,930	16,141,153	12,212,403	17,008,544	12,195,415
Book value per share	$2.28	$2.53	$(0.08)	$2.28	$(0.08)

Aeluma, Inc. and Subsidiary

Condensed Consolidated Statements of Cash Flows (unaudited)

	Six Months Ended December 31,
($ in thousands)	2025	2024
Operating activities:
Net loss	$(3,346)	$(3,625)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred compensation	-	14
Stock-based compensation expense	2,112	316
Depreciation and amortization expense	210	202
Amortization of discount on convertible notes	-	428
Changes in fair value of derivative liabilities	-	2,855
Changes in operating assets and liabilities:
Accounts receivable	(38)	(1,265)
Prepaids and other current assets	(58)	(114)
Other assets	(8)	-
Accounts payable	(177)	(134)
Accrued expenses and other current liabilities	239	(9)
Net cash used in operating activities	(1,066)	(1,332)
Investing activities:
Purchase of equipment	(241)	(41)
Net cash used in investing activities	(241)	(41)
Financing activities:
Proceeds from stock option exercise	64	-
Proceeds from stock warrant exercise	690	-
Proceeds from convertible notes issuance	-	3,145
Proceeds from public offering, net of offering costs	23,385	-
Net cash provided by financing activities	24,139	3,145
Net change in cash and cash equivalents, and certificate of deposit	22,832	1,772
Cash and cash equivalents, and certificate of deposit, beginning of period	15,740	1,291
Cash and cash equivalents, and certificate of deposit, end of period	$38,572	$3,063

Supplemental non-cash disclosures:
Right of use asset - operating obtained in exchange for lease liability - operating	$274	-

Aeluma, Inc. and Subsidiary

Reconciliation of GAAP and Non-GAAP Financial Measures (unaudited)

	Three Months Ended			Six Months Ended
($ in thousands, except per share data)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
GAAP net loss	$(1,853)	$(1,493)	$(2,895)	$(3,346)	$(3,625)
Non-GAAP adjustments:
Stock-based compensation - stock option	1,056	1,056	149	2,112	316
Consulting and advisory - restricted stock award	-	-	7	-	14
Amortization of discount on convertible notes	-	-	283	-	428
Changes in fair value of derivative liabilities	-	-	3,001	-	2,855
Total adjustments to GAAP net loss	1,056	1,056	3,440	2,112	3,613
Non-GAAP net income (loss)	$(797)	$(437)	$545	$(1,234)	$(12)
Depreciation & amortization	108	102	102	210	202
Interest income	(228)	(115)	-	(343)	-
Adjusted EBITDA	$(917)	$(450)	$647	$(1,367)	$190

GAAP net loss per share – basic and diluted	$(0.11)	$(0.09)	$(0.24)	$(0.20)	$(0.30)
Non-GAAP adjustments	0.07	0.06	0.28	0.13	0.30
Non-GAAP net income (loss) per share – basic and diluted	$(0.04)	$(0.03)	$0.04	$(0.07)	$-